Exhibit 99.1

CENTRAL NETWORKS

COMBINED FINANCIAL STATEMENTS

for the years ended 31 December 2010 and 31 December 2009

CENTRAL NETWORKS

Combined Financial Statements
for the years ended 31 December 2010 and 2009

Purpose of financial statements

On 1 April 2011, the Central Networks Group of companies was acquired from E.ON UK plc by PPL Corporation. These financial statements represent the combined financial statements for that group for the two years ended 31 December 2010 (see note 1) and have been prepared to allow PPL Corporation to meet various regulatory and other reporting requirements.

These financial statements have been prepared in accordance with Generally Accepted Accounting Practices in the United Kingdom (UK GAAP) but include a summary of the adjustments that would be necessary in order to present the financial statements in accordance with Generally Accepted accounting Practices in the United States (US GAAP).

These financial statements do not constitute statutory financial statements. Statutory financial statements for each of the individual companies within the Central Networks group have been delivered to the Registrar and include unmodified auditors’ reports.

CENTRAL NETWORKS

Combined Profit and Loss Account
for the years ended 31 December 2010 and 2009

		Year ended 31 December 2010	Year ended 31 December 2009
	Note	£m	£m
Turnover	2	691.0	651.6
Cost of sales		(33.9)	(30.7)
Gross profit		657.1	620.9
Net operating expenses	3	(250.3)	(245.6)
Operating profit	4	406.8	375.3
Interest receivable and similar income	6	1.7	3.5
Interest payable and similar charges	7	(25.1)	(18.9)
Profit on ordinary activities before taxation		383.4	359.9
Tax on profit on ordinary activities	8	(95.4)	(28.4)
Profit for the financial year		288.0	331.5

There are no material differences between the profit for either of the financial years stated above and their historical cost equivalents.

The combined group has no recognised gains and losses other than the profit above and therefore no separate statement of total recognised gains and losses has been presented.

All of the above amounts relate to continuing operations.

CENTRAL NETWORKS

Combined Balance Sheets
as at 31 December 2010 and 2009

		At 31 December 2010	At 31 December 2009
	Note	£m	£m
Fixed assets
Tangible assets	9	3,400.1	3,123.7
Current assets
Stock	10	19.7	23.3
Debtors: amounts falling due within one year	11	1,299.3	791.3
		1,319.0	814.6
Creditors: amounts falling due within one year	12	(1,075.0)	(1,620.3)
Net current assets / (liabilities)		244.0	(805.7)
Total assets less current liabilities		3,644.1	2,318.0
Creditors: amounts falling due after more than one year	13	(1,041.3)	-
Provisions for liabilities	14	(150.7)	(153.9)
Net assets		2,452.1	2,164.1

Total shareholder’s funds	16	2,452.1	2,164.1

These financial statements were approved by the Board of Directors on 8 April 2011 and signed on its behalf by:

/s/  D G Harris

D G Harris
Director

8 April 2011

CENTRAL NETWORKS

Combined Cash Flow Statements
for the years ended 31 December 2010 and 2009

		Year ended 31 December 2010	Year ended 31 December 2009
	Note	£m	£m
Net cash inflow from operating activities	17	468.7	472.2

Debt issue costs		(8.7)	-
Interest paid		(2.9)	(19.2)
Returns on investments and servicing of finance		(11.6)	(19.2)

Taxation		(142.0)	(86.0)

Purchase of tangible fixed assets		(450.9)	(474.3)
Customers contribution to tangible fixed assets		76.1	147.4
Sale of tangible fixed assets		-	0.9
Loans issued		(493.6)	(88.2)
Total capital expenditure and financial investment		(868.4)	(414.2)

Acquisitions	22	-	-

Net cash (outflow) before financing		(553.3)	(47.2)

Financing
Repayment of loans	18	(714.9)	-
Loans received	18	1,050.0	254.5
Net movement on other amounts owed to E.ON entities	18	218.2	(207.4)
Increase/(decrease) in cash and cash equivalents in the year		0.0	(0.1)

CENTRAL NETWORKS

Notes to the combined financial statements
for the years ended 31 December 2010 and 2009

1	Accounting policies

These financial statements are prepared on the going concern basis, under the historical cost convention, and applicable United Kingdom accounting standards. All accounting policies have been consistently applied. The principal accounting policies are set out below.

(a)	Basis of preparation

The combined financial statements presented are for the Central Networks Group of companies, consisting of the Central Networks Limited group and Central Network East plc (the “Combined Group”). Central Networks Limited including its consolidated subsidiaries as at 31 December 2010; Central Networks West Plc, Central Networks Services Ltd, Cell Site Connection Services Ltd and Central Networks Contracting Ltd have been combined with the financial statements for Central Networks East plc.  Also included in the combined financial statements are certain assets that have been managed as part of the Combined Group but were not included in any of the legal entities which form the Combined Group.  The combined figures have been adjusted for eliminations for intragroup trading during the year, intragroup balances held at the year end and profit or loss on intragroup transactions.

Two subsidiaries that on 1 January 2009 were legally owned by Central Networks Limited, but which were not managed as part of the Combined Group and had substantially different business, were sold in December 2010 to another E.ON group company. These businesses are not considered to be part of the Combined Group and thus have been treated in these financial statements as if the businesses were never part of the Combined Group.

(b)	Tangible fixed assets

Tangible fixed assets are stated at their purchase or production cost less accumulated depreciation. Cost includes the original purchase price of the asset and the costs attributable to bringing the asset to its working condition for its intended use. Depreciation is calculated so as to write off the cost of tangible fixed assets, less their estimated residual values, on a straight-line basis over their useful economic lives. Tangible fixed assets are not revalued. The estimated useful economic lives used for the principal categories of fixed assets are as follows:

Distribution network	40 - 70 years
Customer contributions	40 - 70 years
Other assets	Up to 10 years
Plant and machinery	Up to 10 years
Commercial vehicles	Up to 10 years
Meter equipment	15 - 20 years
Computer equipment	3 to 5 years

Assets in the course of construction are not depreciated.

Customer contributions are deducted from the cost of the related distribution network fixed assets. Customers’ contributions towards these assets are credited to the profit and loss account over the life of the distribution network assets to which they relate by virtue of a reduction in the depreciation charge.

When indicators suggest that an asset may be impaired the carrying value of assets are reviewed to see if there has been an impairment.  An impairment charge is calculated as the difference between the carrying value of the asset and its recoverable amount, if lower. Where such an asset does not generate cash flows that are independent from other assets, the Combined Group estimates the recoverable amount of the income generating unit to which the asset belongs.

(c)	Operating leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases are charged to the profit and loss account on a straight-line basis over the period of the lease.

(d)	Long term contracts

Long term contracts are measured at cost net of amounts transferred to cost of sales after deducting foreseeable losses. These contracts are included in stock as work in progress. The amount by which payments on account exceed turnover is shown under creditors as deferred income. Where it is probable that total contract costs will exceed the total contract revenue, the expected loss is recognised as an expense immediately. Initially, the foreseeable loss is deducted from the work in progress figure of the particular contract, thus reducing it to net realisable value. Any loss in excess of the work in progress figure is classified under ‘Provisions for liabilities’.

(e)	Stocks and stores

Stocks and stores are stated at the lower of cost and net realisable value. Where necessary, provision is made for obsolete, slow moving or defective stocks. Stocks are measured on a weighted average cost basis.

(f)	Pension costs

The Combined Group contributes to a defined contribution pension scheme, and also a defined benefit group pension scheme operated by E.ON UK plc, the assets of which are invested in a separate trustee-administered fund. Further details of these schemes are available in E.ON UK plc’s consolidated financial statements.

The Combined Group is unable to identify its share of the underlying assets and liabilities of the group defined benefit pension scheme. The Combined Group has accounted for its contribution to the group defined benefit pension scheme as if the scheme was a defined contribution scheme and accounts for contributions payable to the group pension scheme in the accounting period in which they fall due.

(g)	Taxation

The tax charge for the year is based on the profits or losses on ordinary activities for the year and takes into account full provision for deferred tax in respect of timing differences on a discounted basis, using the approach set out in Financial Reporting Standard 19 'Deferred tax'. Timing differences arise primarily from the differing treatment for taxation and accounting purposes of provisions and depreciation of fixed assets. Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Deferred tax assets are recognised when it is more likely than not that they will be recovered.

Deferred tax is measured at the tax rates that are expected to apply in the periods which the timing differences are expected to reverse, based on tax laws that have been enacted or substantially enacted by the balance sheet date.

(h)	Turnover

Turnover comprises revenue from the distribution of electricity to industrial, commercial and domestic customers and is recognised when supplied. It also includes the value of sales from performing Non Trading Rechargeable activity (‘NTR’) (as defined within the electricity distribution licence). Turnover excludes value added tax.

Turnover relating to the distribution of electricity represents the value of charges for electricity distributed during the year including estimates of the sales value of units distributed to customers between the date of the last meter reading and the year end.

Turnover and profit on NTR schemes is recognised on physical completion of the project. Larger schemes are divided into sections of work with turnover and profit being recognised when work is physically complete for each section. Turnover and profit on service orders is recognised as work is done and services are provided to the customer.

Where payments are received from customers in advance of services provided, the amounts are recorded as Deferred Income and included as part of Creditors due within one year.

(i)	Related party transactions

During the two years ended 31 December 2010, the entities forming the Combined Group were wholly owned subsidiaries of E.ON AG. The Combined Group is exempt under the terms of Financial Reporting Standard 8 from disclosing related party transactions with the E.ON Group or investees of the E.ON Group.

(j)	Provisions

Provisions are recognised in the balance sheet when the Combined Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. A provision for restructuring is recognised when the Combined Group has approved a detailed and formal restructuring plan, and the restructuring has either commenced or has been announced to those affected by it.

(k)	Borrowings

A financial liability is initially recognised net of issue costs incurred. Costs that are incurred directly in connection with the issue of a capital instrument are netted against the liability and amortised at a constant rate over the life of the underlying instrument.

(l)	Financial instruments

The Combined Group has not adopted Financial Reporting Standard 26 ’Financial instruments: recognition and measurement’ as the current financial instruments are not listed on a regulated market for the purposes of Directive 2004/39/EC.   Therefore the disclosure requirements of Financial Reporting Standard 29 ’Financial instruments: disclosures’ are not applicable.

(m)	Going concern

The directors have prepared the financial statements on the going concern basis. The directors have given due consideration to this matter and consider that the Combined Group is in a position to continue to trade and meet all of its liabilities for at least twelve months from the date of the directors’ approval of these financial statements.

2           Turnover

The Combined Group’s turnover, all of which arises in the course of the Combined Group’s principal activity, arises in the UK.

3           Net operating expenses

	Year ended 31 December 2010	Year ended 31 December 2009
	£m	£m
Employee costs (note 5)	82.6	75.8
Depreciation (note 9)	90.4	89.5
Other operating charges	77.3	80.3
	250.3	245.6

4           Operating profit

Operating profit is stated after charging:

	Year ended 31 December 2010	Year ended 31 December 2009
	£m	£m
Depreciation of tangible fixed assets:
Owned assets	90.4	89.5
Loss on disposal of tangible fixed assets	3.2	0.4
Operating lease charges:
Vehicles	7.3	6.7
Auditors’ remuneration:
Audit services	0.3	0.3

Non-audit fees of £0.1m were incurred during the year (2009: £0.1m) relating to regulatory audit and reporting.

5           Employee information

The average monthly number of persons (including executive directors) employed by the Combined Group during the year was:

By activity	Year ended 31 December 2010	Year ended 31 December 2009
Industrial	2,411	2,306
Non-industrial	1,103	1,129
	3,514	3,435

The salaries and related costs of employees, including directors, were:

	Year ended 31 December 2010	Year ended 31 December 2009
	£m	£m
Wages and salaries	129.6	123.9
Social security costs	12.0	11.1
Other pension costs	23.7	18.7
	165.3	153.7
Less: capitalised in tangible fixed assets	(82.7)	(77.9)
	82.6	75.8

6           Interest receivable and similar income

	Year ended 31 December 2010	Year ended 31 December 2009
	£m	£m
Interest receivable and similar income	1.7	3.5

7           Interest payable and similar charges

	Year ended 31 December 2010	Year ended 31 December 2009
	£m	£m
Interest payable on other loans	1.6	-
Interest payable to group undertakings	23.5	18.9
Total interest payable and similar charges	25.1	18.9

8           Tax on profit on ordinary activities

	Year ended 31 December 2010	Year ended 31 December 2009
	£m	£m
Current tax:
UK corporation tax on profits for the year	94.3	92.3
Adjustment in respect of previous periods	0.5	(6.3)
Total current tax charge	94.8	86.0
Deferred tax:
Origination and reversal of timing differences	12.8	8.9
Movement in deferred tax discount	4.5	(61.1)
Changes in tax law and rates	(7.0)	-
Adjustment in respect of previous periods	(9.7)	(5.4)
Total deferred tax credit (note 15)	0.6	(57.6)
Tax on profit on ordinary activities	95.4	28.4

The difference between the tax on the profit on ordinary activities for the year and the tax assessed on the profit on ordinary activities for the year assessed at the standard rate of corporation tax in the UK at 28% can be explained as follows:

	Year ended 31 December 2010	Year ended 31 December 2009
	£m	£m
Profit on ordinary activities before tax	383.4	359.9

Tax on profit on ordinary activities before tax at 28% (2009: 28%)	107.4	100.8

Effects of:
Permanent differences	-	0.1
Capital allowances in excess of depreciation	(10.3)	(8.6)
Adjustment in respect of previous periods	0.5	(6.3)
Elimination of transactions with E.ON entities	(2.8)	-
Current tax charge for the year	94.8	86.0

During the year, as a result of the change in the UK main corporation tax rate from 28% to 27% that was substantively enacted on 20 July 2010 and that will be effective from 1 April 2011, the relevant deferred tax balances have been re-measured.

Further reductions to the UK corporation tax rate were announced in the June 2010 Budget. These changes, which are expected to be enacted separately each year, propose to reduce the rate by 1% per annum to 24% by 1 April 2014. The Budget also included measures to reduce the rate of writing-down allowances on the main pool of plant and machinery expenditure to 18% and on the special rate pool to 8%, both with effect from 1 April 2012.

In addition to the changes in rates of Corporation tax disclosed above, a number of further changes to the UK Corporation tax system were announced in the March 2011 UK Budget Statement. A resolution passed by Parliament on 29 March 2011 has reduced the main rate of corporation tax to 26% from 1 April 2011. Legislation to reduce the main rate of corporation tax from 26% to 25% from 1 April 2012 is expected to be included in the Finance Act 2011. Further reductions to the main rate are proposed to reduce the rate by 1% per annum to 23% by 1 April 2014.

The effect of the changes enacted by Parliament on 29 March 2011 is to reduce the deferred tax liability provided at the balance sheet date by £5.5m. This £5.5m decrease in the deferred tax liability, would increase profit by £5.5m. This decrease in the deferred tax liability is due to the additional reduction in the corporation tax rate to 26% with effect from 1 April 2011.

The effect of the changes expected to be enacted in the Finance Act 2011 would be to further reduce the deferred tax liability provided at the balance sheet date by £5.5m. This £5.5m decrease in the deferred tax liability would increase profit by £5.5m. This decrease in the deferred tax liability is due to the reduction in the corporation tax rate from 26% to 25 per cent with effect from 1 April 2012.

The proposed reductions of the main rate of corporation tax by 1% per year to 23% by 1 April 2014 are expected to be enacted separately each year. The overall effect of the further changes from 25% to 23% and the changes in capital allowance rates, if these applied to the deferred tax balance at the balance sheet date, would be to reduce the deferred tax liability by £10.9m.

9           Tangible fixed assets

As at 31 December 2009
	Distribution networks	Customer contributions	Other assets	Assets under construction	Total
	£m	£m	£m	£m	£m
Cost:
At 1 January 2009	5,623.6	(1,363.5)	31.3	-	4,291.4
Acquisitions	-	-	4.4	-	4.4
Additions	400.4	(147.4)	6.6	58.8	318.4
Disposals	(2.7)	-	(0.3)	-	(3.0)
At 31 December 2009	6,021.3	(1,510.9)	42.0	58.8	4,611.2

Accumulated depreciation:
At 1 January 2009	1,757.2	(370.3)	12.8	-	1,399.7
Charge for the years	109.4	(27.1)	7.2	-	89.5
Disposals	(1.4)	-	(0.3)	-	(1.7)
At 31 December 2009	1,865.2	(397.4)	19.7	-	1,487.5
Net book value:
At 31 December 2009	4,156.1	(1,113.5)	22.3	58.8	3,123.7
At 31 December 2008	3,866.4	(993.2)	18.5	-	2,891.7

As at 31 December 2010
	Distribution networks	Customer contributions	Other assets	Assets under construction	Total
	£m	£m	£m	£m	£m
Cost:
At 1 January 2010	6,021.3	(1,510.9)	42.0	58.8	4,611.2
Additions	302.6	(76.1)	36.6	106.9	370.0
Disposals	(3.5)	-	(1.9)	-	(5.4)
Transfers	97.1	-	-	(97.1)	-
At 31 December 2010	6,417.5	(1,587.0)	76.7	68.6	4,975.8

Accumulated depreciation:
At 1 January 2010	1,865.2	(397.4)	19.7	-	1,487.5
Charge for the years	112.1	(29.3)	7.6	-	90.4
Disposals	(1.9)	-	(0.3)	-	(2.2)
At 31 December 2010	1,975.4	(426.7)	27.0	-	1,575.7
Net book value:
At 31 December 2010	4,442.1	(1,160.3)	49.7	68.6	3,400.1
At 31 December 2009	4,156.1	(1,113.5)	22.3	58.8	3,123.7

10           Stocks

	At 31 December 2010	At 31 December 2009
	£m	£m
Stocks and stores	10.6	9.8
Work in progress	9.6	13.8
Foreseeable losses on work in progress	(0.5)	(0.3)
	19.7	23.3

11           Debtors: amounts falling due within one year

	At 31 December 2010	At 31 December 2009
	£m	£m
Trade debtors	76.7	69.8
Amounts owed by E.ON entities	1,160.2	703.0
Other debtors	5.0	9.9
Corporation tax	47.2	-
Prepayments and accrued income	10.2	8.6
	1,299.3	791.3

The Combined Group has a £600.0m rolling loan to E.ON UK plc, which expires on 30 November 2014. The drawn amount relating to this facility at 31 December 2010, included within amounts owed by E.ON entities, is £268.0m (2009: £266.3m). This loan is unsecured and bears interest at 0.05% below LIBOR per annum.

During 2010 the Combined Group made loans to E.ON UK plc of £491.9m, (2009: £nil) included within amounts owed by E.ON entities.  These loans are unsecured and bear interest at 0.03% below LIBOR per annum.

Other amounts owed by E.ON entities, are unsecured, interest free and are repayable on demand.

12           Creditors: amounts falling due within one year

	At 31 December 2010	At 31 December 2009
	£m	£m
Bank loans and overdrafts	2.4	2.4
Trade creditors	38.7	27.1
Amounts owed to E.ON entities	876.5	1,409.6
Other creditors	13.4	31.7
Accruals	72.1	73.7
Deferred income	71.9	75.8
	1,075.0	1,620.3

The Combined Group has the following rolling loan facilities with E.ON UK plc:

			At 31 December 2010	At 31 December 2009
Facility	Interest above LIBOR	Expiry Date	£m	£m
£575.0m	0.5%	1 October 2011	120.0	318.2
£500.0m	0.7%	8 July 2013	7.6	508.6
£90.0m	0.75%	24 March 2014	36.6	52.3
			164.2	879.1

The loans are unsecured, incur interest at the rate indicated above LIBOR and are reviewed on a daily basis.

Other amounts owed to E.ON entities are unsecured, interest free and are repayable on demand.

13           Creditors: amounts falling due after more than one year

	At 31 December 2010	At 31 December 2009
	£m	£m
Amounts owed to E.ON UK plc	550.0	-
Amounts owed to external debt holders
5.75% Sterling bond 2040	244.7	-
5.5% Sterling bond 2025	246.6	-
	1,041.3	-

The Combined Group entered into three new fixed term agreements with E.ON UK plc during 2010 as follows:

•	a £82.5m facility incurring interest at 2.75% which expires on 29 March 2013
•	a £137.5m facility incurring interest at 3.78% which expires on 31 March 2015
•	a £330.0m facility incurring interest at 5.23% which expires on 31 March 2020

All of the above loans are unsecured and were fully drawn down as at 31 December 2010.

The fixed rate sterling bonds are shown net of issue costs. The issue costs are amortised at a constant rate based on the carrying amount of debt over the life of the underlying instruments. Notwithstanding the investor put and issuer call options, the bonds are otherwise due for repayment on 10 December 2040 and 9 May 2025 respectively. Due to the proximity of the year end versus timing of issue there is no material difference between the book value and the fair value.

14           Provisions for liabilities

As at 31 December 2009

	Restructuring	Deferred tax (note 15)	Contract Loss Provision	Total
	£m	£m	£m	£m
At 1 January 2009	-	204.9	-	204.9
Charged to the profit and loss account	2.1	3.5	4.5	10.1
Movement in discount	-	(61.1)	-	(61.1)
At 31 December 2009	2.1	147.3	4.5	153.9

As at 31 December 2010

	Restructuring	Deferred tax (note 15)	Contract Loss Provision	Total
	£m	£m	£m	£m
At 1 January 2010	2.1	147.3	4.5	153.9
Charged to the profit and loss account	(0.8)	(3.9)	1.3	(3.4)
Utilised during the year	(0.4)	-	(3.9)	(4.3)
Unwinding of discount	-	4.5	-	4.5
At 31 December 2010	0.9	147.9	1.9	150.7

The restructuring provision relates to the provision for demobilisation costs associated with the introduction of the new Alliancing model to fundamentally change the way the Combined Group works with its contractors.

15           Deferred tax

The deferred tax liability comprises:

	At 31 December 2010	At 31 December 2009
	£m	£m
Accelerated capital allowances	408.6	415.0
Other timing differences	2.2	(0.3)
Undiscounted liability for deferred tax	410.8	414.7
Discount	(262.9)	(267.4)
Discounted liability for deferred tax	147.9	147.3

The opening and closing deferred tax positions can be reconciled as follows:

As at 31 December 2009
£m
Deferred tax liability at 1 January 2009	204.9
Deferred tax charge to profit and loss account	(52.2)
Adjustment in respect of prior year	(5.4)
Deferred tax liability at 31 December 2009	147.3

Deferred tax balances are measured at the standard rate of corporation tax in the UK of 28% as this is the rate that will apply when these timing differences reverse.  During the year, a new first year rate for capital allowances of 40% was introduced for certain assets and industrial buildings were reduced from 3% to 2%, to be reduced to nil by 2011. The deferred tax provision is not impacted by this change.

The discount for deferred tax has increased by £61.1m in the year, primarily due to an increase in the period over which assets are depreciated for accounts purposes.

As at 31 December 2010
£m
Deferred tax liability at 1 January 2010	147.3
Deferred tax charge to profit and loss account	10.3
Adjustment in respect of prior years	(9.7)
Deferred tax liability at 31 December 2010	147.9

Deferred tax balances are measured at the standard rate of corporation tax in the UK of 27% that at 31 December 2010 was the rate that was expected to apply when these timing differences reverse.

16           Reconciliation of movements in shareholder’s funds

	Year ended 31 December 2010	Year ended 31 December 2009
	£m	£m
Profit for the financial year	288.0	331.5
Net addition to shareholder’s funds	288.0	331.5
Opening shareholder’s funds	2,164.1	1,832.6
Closing shareholder’s funds	2,452.1	2,164.1

17           Reconciliation of operating profit to net cash inflow from operating activities
	Year ended 31 December 2010	Year ended 31 December 2009
	£m	£m
Operating profit	406.8	375.3
(Profit) / loss on sale of tangible fixed assets	3.2	0.4
Depreciation charge	90.4	89.5
(Increase) / decrease in stock	3.6	(0.5)
(Increase)/decrease in external debtors	(3.7)	0.4
Increase/(decrease) in amounts owed to external creditors	(27.8)	0.5
Increase / (decrease) in provisions	(3.8)	6.6
Net cash inflow from operating activities	468.7	472.2

18           Analysis of changes in net debt

As at 31 December 2009

	At 1 January 2009	Movement	At 31 December 2009
	£m	£m	£m
Bank overdraft	(2.3)	(0.1)	(2.4)
Debt due within one year	(624.6)	(254.5)	(879.1)
Other amounts owed to E.ON entities	(301.2)	207.4	(93.8)
Net debt	(928.1)	(47.2)	(975.3)

As at 31 December 2010

	At 1 January 2010	Cash flow	Non-cash movement	At 31 December 2010
	£m	£m	£m	£m
Bank overdraft	(2.4)	-	-	(2.4)
Debt due within one year	(879.1)	714.9	-	(164.2)
Debt due after one year	-	(1,050.0)	8.7	(1,041.3)
Other amounts owed to E.ON entities	(93.8)	(218.2)	-	(312.0)
Net debt	(975.3)	(553.3)	8.7	(1,519.9)

Non cash movements comprise deferral of issue costs.

Balances due to and from other E.ON entities that are repayable on demand are deemed to form part of the financing of the Combined Group, and hence the net movements have been presented as financing cash flows.

19           Pension commitments

The Combined Group participates in a funded group pension scheme operated by E.ON UK plc, which is part of an industry wide scheme, the Electricity Supply Pension Scheme. The pension scheme is of the defined benefit type and its assets are held in a separate trustee-administered fund.

The fund is valued every three years by a professionally qualified, independent actuary, the rates of contribution payable being determined by the actuary. In the intervening years the actuary reviews the appropriateness of the rates. The latest published actuarial assessment of the scheme was at 31 March 2007.

Due to the complexity of actuarial calculations and the number of different companies contributing to the scheme, the Combined Group is unable to identify its share of the underlying assets and liabilities in the scheme. Consequently, the Combined Group accounts for the scheme as a defined contribution scheme. The cost of contributions to the scheme in the year amounts to £23.7m (2009: £18.0m).

The deficit on the scheme at 31 December 2009 measured in accordance with IAS19, as disclosed in the E.ON UK plc consolidated financial statements, was £663.0m.  Valuation of the deficit on a UK GAAP (FRS17) basis is not available, and information regarding the deficit at 31 December 2010 has not yet been published by E.ON UK plc.  E.ON UK plc expects to make special contributions of £61.0m per annum until 2013.

Following the acquisition of the Combined Group by PPL Corp an exercise will be performed to separate out the portion of the scheme that relates to employees of the Combined Group. An estimate of the liability at as 31 December 2010 relating to the Combined Group has not been calculated.

On 31 March 2011 the Combined Group made a lump sum contribution of £94.9m.

20           Capital and other commitments

At 31 December 2010, the Combined Group had commitments of £23.8m (2009: £21.2m) for capital expenditure not provided for in these financial statements.

21           Financial commitments

The Combined Group had annual commitments under non-cancellable operating leases in respect of commercial vehicles expiring as follows:

	At 31 December 2010	At 31 December 2009
	£m	£m
within one year	1.9	0.3
within two to five years	5.2	6.9
	7.1	7.2

22           Acquisitions

On 1 January 2009, the Combined Group purchased the trade and assets of the new connections business from E.ON UK Energy Services Limited.  The business transfer was settled for consideration equal to book value, and comprised assets and liabilities with a net liability value of £100.7m.  The principal activity of the acquired business is the connection of external customers to the electricity distribution network.

	Book value	Fair value
	£m	£m
Tangible fixed assets	4.4	4.4
Current assets	90.3	90.3
Current liabilities	(195.4)	(195.4)
	(100.7)	(100.7)
Goodwill arising on acquisition		-
Net liabilities acquired		(100.7)

Satisfied by:
Inter-company loan		(100.7)
Directly attributable costs		-
		(100.7)

The inter-company loan is unsecured, interest free and repayable on demand.

The impact of the acquired business on the Combined Group is as follows:

12 months ended 31 December 2009
£m
Turnover	24.4
Cost of sales	(14.9)
Gross profit	9.5
Net operating expenses	(9.0)
Operating profit	0.5

All the above amounts relate to continuing, acquired operations.

23           Subsequent events

On 28 February 2011 Central Networks West plc declared a dividend of £442m to Central Networks Limited, settled by the issue of a loan note.

On the same date, Central Networks Limited declared a dividend of £442m to its shareholder Avon Energy Partner Holdings, settled by the assignment of the loan note issued by Central Networks West plc to Central Networks Limited.

On 28 February 2011 Central Networks East plc declared a dividend of £311m to its shareholder East Midlands Electricity Distribution Holdings, settled by the issue of a loan note.

On 2 March 2011 an announcement was made that E.ON had signed an agreement to sell the Combined Group to PPL Corporation. The completion of this sale occurred on 1 April 2011.  As part of the consideration, all balances with other E.ON entities were settled on behalf of the Combined Group by PPL Corporation.

On 1 April 2011 the entities within the Combined Group changed names as follows:

Former Name	Current Name
Central Networks Limited	WPD Midlands Holdings Limited
Central Networks West plc	Western Power Distribution (West Midlands) plc
Central Networks Services Limited	WPD Midlands Networks Services Limited
Cell Site Connection Services Limited	Cell Site Connection Services Limited
Central Networks Contracting Limited	WPD Midlands Networks Contracting Limited
Central Networks East plc	Western Power Distribution (East Midlands) plc

24           Reconciliation to US GAAP

The combined financial statements are prepared in accordance with UK GAAP which differs in certain significant respects from US GAAP.  The effect of the US GAAP adjustments to profit for the financial years and equity shareholder’s funds are set out in the tables below.

Reconciliation of profit for the financial year to US GAAP

	Note	Year ended 31 December 2010	Year ended 31 December 2009
		£m	£m
Profit for the financial year under UK GAAP		288.0	331.5
Reconciling items:
Asset retirement obligations	a	(2.7)	(3.1)
Regulatory over-recovery	b	(7.4)	(38.2)
Capitalised interest	c	5.7	6.1
Deferred tax on US GAAP adjustments		0.2	9.8
Deferred tax due to US GAAP tax differences	d	4.5	(61.1)
Net income for the financial year under US GAAP		288.3	245.0

Reconciliation of equity shareholder’s funds to US GAAP

	Note	Year ended 31 December 2010	Year ended 31 December 2009
		£m	£m
Closing shareholders funds under UK GAAP		2,452.1	2,164.1
Reconciling items:
Asset retirement obligations	a	(24.4)	(21.7)
Regulatory over-recovery	b	(74.1)	(66.8)
Capitalised interest	c	81.7	76.0
Deferred tax on US GAAP adjustments		3.7	3.5
Deferred tax due to US GAAP tax differences	d	(262.8)	(267.2)
Closing shareholders funds under US GAAP		2,176.2	1,887.9

Notes

(a)	Asset retirement obligations

US GAAP (ASC 410) requires the current recognition of the fair value of future asset retirement obligations (AROs). Under UK GAAP, no equivalent liability has been recognised.  Three asset types have been recognised as creating material AROs; poles, fluid filled cables and switchgear units which use SF6 gas as an insulator.  The future years’ liabilities are valued at current prices and the annual charges and movements in relation to these balances are calculated.  This adjustment has been backdated to 2001, the date that the Combined Group acquired the assets, to calculate the impact on the opening shareholders’ funds at 1 January 2009.

(b)	Regulatory over-recovery

US GAAP requires any regulatory over-recovery to be recognised as a liability.  The position at the end of the previous 5 year price control period (DPCR4) is ring fenced and the liability adjusted as more accurate data is obtained. Any over-recovery generated since then is recognised at the end of the relevant regulatory year and is released on a straight line basis over the following year to offset the reduction income factored into tariffs. Under UK GAAP any income received or receivable in the period the service is provided, in excess of the maximum allowable revenue under the terms of the relevant regulatory regime, is recognised as income.

(c)	Capitalised interest

US GAAP requires that interest is capitalised in relation to capital work in progress. Under UK GAAP, the Combined Group has elected not to capitalise interest.  A representative interest rate is charged on the average of the opening and closing work in progress figures for each year.  This adjustment has been backdated to 2001 to calculate the impact on the opening shareholders’ funds at 1 January 2009.

(d)	Deferred tax

The deferred tax charge has been revised in line with US GAAP which does not allow discounting of the balance.

(e)	Easements reclassification

There is a requirement under US GAAP to classify Easements as intangible assets.  Under UK GAAP these are included as tangible assets.  Therefore a balance sheet reclassification has been calculated.  As at 31 December 2010 this value is £58.3m (2009: £51.4m).  This has no impact on equity shareholders’ funds.

(f)	Debt issue costs reclassification

US GAAP requires debt issue costs to be presented as non-current assets.  In UK GAAP these costs are offset against the debt carrying amount.  Therefore a balance sheet reclassification of £8.7m at 31 December 2010 has been calculated.  This has no impact on equity shareholders’ funds.

(g)	Cash flow statement

The cash flow statement presented in a US GAAP format is summarised below.

	Year ended 31 December 2010	Year ended 31 December 2009
	£m	£m
Operating cash flows	323.8	367.0
Investing cash flows	(868.4)	(414.2)
Financing cash flows	544.6	47.2
	0.0	0.0

Under US GAAP movements on overdraft facilities are classified as financing.

CENTRAL NETWORKS
Report of Independent Auditors

To the Members of the Central Networks Group

In our opinion, the accompanying combined balance sheets and the related combined profit and loss accounts and combined cash flow statements present fairly, in all material respects, the combined financial position of the Central Networks Group at 31 December 2010 and 31 December 2009, and the results of their operations and their cash flows for each of the two years in the period ended 31 December 2010 in conformity with accounting principles generally accepted in the United Kingdom.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with the standards of the American Institute of Certified Public Accountants (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America.  Information relating to the nature and effect of such differences is presented in note 24 to the combined financial statements.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
East Midlands, United Kingdom
8 April 2011